                                                                    Exhibit 99.1


     NARA BANCORP, INC. ANNOUNCES 20% INCREASE IN 2003 SECOND QUARTER INCOME

LOS ANGELES - July 21, 2003 - Nara Bancorp, Inc. (Nasdaq: NARA), the holding company of Nara Bank, N.A., today announced preliminary unaudited financial results for 2003 second quarter. The Company reported net income of $3.4 million, or $0.30 per diluted share, for the quarter ended June 30, 2003 compared with $2.8 million, or $0.24 per diluted share for the same quarter last year.

Second Quarter Highlights:

      General

            -     Signed Definitive Agreement to Acquire Asiana Bank

            -     Opened 15th Full Service Branch in Diamond Bar, California

            -     Opened 6th Loan Production Office in Annandale, Virginia

            - Improved efficiency ratio to 57.40% compared with 61.51% for second quarter of 2002

            -     19.26% ROE compared with 18.40% for second quarter of 2002

            -     1.31% ROA compared with 1.51% for second quarter of 2002

            -     Declared $0.05 dividend for the second quarter

            - Increased loan loss allowance to 1.24% compared with 1.12% for second quarter of 2002

            -     Completed a pooled trust preferred offering of $4.9 million

      Balance Sheet Items - June 30, 2003 compared with June 30, 2002

            -     $199.3 million loan growth, or 33%, to $810.1 million

            -     $205.0 million deposit growth, or 31%, to $862.6 million

            - Maintained a low 0.32% non-performing assets to gross loans ratio compared with 0.12%

      Income Statement Items - Second Quarter of 2003 compared with Second Quarter of 2002

            - 20% increase in net income to $3.4 million compared with $2.8 million

            -     25% increase in diluted EPS to $0.30 compared with $0.24

            - 26% increase in interest income to $15.1 million compared with $12.0 million

            - 29% increase in interest expense to $4.1 million compared with $3.2 million

            - 17% increase in non-interest income to $4.8 million compared with $4.2 million

            - 14% increase in non-interest expense to $9.1 million compared with $8.0 million

Financial Summary

The Company reported net income for the second quarter of $3.4 million, or $0.30 per diluted earnings per share compared with $2.8 million, or $0.24 per diluted earnings per share for the second quarter of 2002.

The resulting annualized return on average assets for the second quarter ended June 30, 2003 was 1.31%, and the annualized return on average equity was 19.26%. The annualized ROA and ROE for the second quarter of 2002 were 1.51% and 18.40%, respectively. The efficiency ratio was 57.40% in the second quarter of 2003 compared with 61.51% for the corresponding period of the previous year.

Benjamin Hong, President and Chief Executive Officer, commented, "We are very pleased with another strong financial performance during the second quarter of 2003. Our continuing and consistent earnings and assets growths reflect our management's success in executing our strategic business plans. By opening key new branches and loan production offices where there are high concentration of ethnic Korean-Americans such as in Diamond Bar, California and Annandale, Virginia, we continue to strengthen our infrastructure to increase the value of our franchise and shareholder values.

"We continue to improve our efficiency, as evidenced by our second quarter ratio of 57.40% compared with 61.51% during the second quarter of 2002. We are experiencing strong assets and deposits growth from the branches that were opened during the past few years. Such continued growth should contribute to our efficiency and our competitiveness in the market place. Based on our strong core earnings of the second quarter, we are increasing our earnings guidance for the full year 2003 to a range of between $1.18 to $1.21 from a prior range of between $1.16 to $1.20."

Net Income and Net Interest Income

Net income increased by 20% to $3.4 million for the quarter ended June 30, 2003 from $2.8 million for the corresponding quarter of the prior year, primarily due to an increase in net interest income. Net interest income before provision for loan losses for the second quarter of 2003 increased by $2.2 million, or 25%, to $11.0 million compared with $8.8 million in the same period of 2002. This increase is primarily due to a $276 million increase in average balance of interest earning assets. Net interest margin decreased to 4.57% for the second quarter of 2003 compared with 4.74% for the same period in 2002, primarily due to a decrease in market interest rates.

Non-interest Income

Non-interest income increased $688,000 to $4.8 million for the quarter ended June 30, 2003, compared with $4.2 million for the corresponding quarter of 2002. The increase was primarily due to an increase in service charge on deposits and gains recognized on the valuation of interest rate hedges. During the second quarter of 2003, service charge on deposits increased $367,000, or 24%, to $1.9 million compared with $1.5 million in the second quarter of 2002. Valuation income on interest rate hedging activities were $280,000 for the second quarter of 2003 compared with $26,000 for the second quarter of 2002.

Non-interest Expense

Non-interest expense for the second quarter increased by $1.1 million, or 14%, to $9.1 million from $8.0 million for the corresponding quarter of 2002. During the second quarter of 2003, personnel expense increased $1.1 million to $5.3 million from $4.2 million and data processing expenses increased to $540,000 from $375,000. The increase in personnel expense was due to the increased head count from the acquisition of deposits and certain assets of Industrial Bank of Korea New York Branch (IBKNY), the opening of Virginia Loan Production Center, the opening of Diamond Bar branch, and the hiring of additional staffs to support the growth of the Company. Data processing expenses increased as a result of the additional accounts assumed from the assumption of IBKNY accounts and the organic growth of the accounts.

Asset Growth

Total assets at June 30, 2003 were $1.1 billion, an increase of $88.2 million, or 9%, from $979.2 million at December 31, 2002. Gross loans increased $80.2 million, or 11%, to $810.1 million at June 30, 2003 from $729.8 million at December 31, 2002. Gross loans increased $199.3 million, or 33%, compared with the balance at June 30, 2002.

Consistent with the Company's focus on commercial banking, the highest growth in the loan portfolio came from the commercial and real estate loans, which increased by $89.7 million, or 16% to $644.6 million at June 30, 2003 from $554.9 million at December 31, 2002. Trade finance decreased $340,000, or 1%, to $44.9 million at June 30, 2003 from $45.2 million at December 31, 2002. SBA loans decreased $12.6 million to $61.6 million at June 30, 2003 from $74.3 million at December 31, 2002 due to the combination of sales and pay-down. During the second quarter of 2003, SBA department originated $20.3 million in loans and sold $9.9 million.

Credit Quality

Total non-performing assets increased to $3.0 million at June 30, 2003 compared with $2.2 million at December 31, 2002. Net loan charge-offs were $810,000 for the six months ended June 30, 2003, compared with $826,000 for the corresponding period of the prior year. The Bank provided $1.1 million in provisions for loan losses during the second quarter of 2003 compared with $600,000 for the same quarter of 2002 which brought the allowance for loan losses to $10.0 million, or 1.24% of the gross loans at June 30, 2003, compared with $6.8 million, or 1.12%, at December 31, 2002.

Securities

Securities, including those available for sale and held to maturity, totaled $146.4 million at June 30, 2003, an increase of $42.0 million, compared with December 31, 2002. During the second quarter, the Company purchased $28.4 million in securities, sold $375,000, and $8.0 million matured.

Deposits

Total deposits increased $45.7 million to $862.6 million at June 30, 2003 compared with $816.9 million at December 31, 2002. The growth in deposits is the result of continued effective marketing efforts and the seasoning of the new branches that were opened during the past two years. Total deposits increased $205.0 million, or 31%, compared with June 30, 2002 figures. The average cost of deposits for the quarter ended June 30, 2003 decreased to 1.56% from 1.66% for the quarter ended December 31, 2002, due to the increases in non-interest bearing deposits and the decreases in market interest rates.

Income Taxes

The effective tax rate for the second quarter ended June 30, 2003 was 39.9% compared with 35.2% for the same period of 2002. During the same quarter of prior year, one time recognition of tax credits related to the acquisition of Korea First Bank of New York and the tax benefit that resulted from the change in California tax law related to loan losses reduced the taxes.

Capital

Stockholders' equity increased by $7.7 million, or 12%, to $73.1 million at June 30, 2003 compared with $65.4 million at December 31, 2002. The Tier 1 Leverage Ratio of the Company was 7.91% at June 30, 2003 compared with 8.72% at December 31, 2002. The total risk based capital ratio of the Company was 11.16% compared with 10.69% at December 31, 2002. The Company's capital ratios exceed regulatory requirements, and the Company continues to be categorized as "Well Capitalized."

Second Quarter Earnings Teleconference and Webcast

Nara will hold a conference call and audio webcast, Tuesday, July 22, 2003, at 8:00 a.m. Pacific time to discuss the financial results of the second quarter. The webcast will be available through a link on the Investor Relations page of the Company's website at www.narabank.com and may be accessed through CCBN at www.companyboardroom.com. The dial in number is (800) 901 - 5231 and the passcode is 64294387. If you are unable to listen to the webcast, a replay will be available at both websites temporarily.

About Nara Bancorp, Inc.


Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full service community bank headquartered in Los Angeles with twenty-one branches and offices nationwide. Nara Bank operates full service branches in California and New York with loan production offices in Washington, Illinois, Georgia, New Jersey and Virginia and a representative office in Seoul, Korea. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest growing segments of the Asian ethnic group over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its community.

This press release may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results, described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Company's Form 10-Q for the quarter ended March 31, 2003 and its Annual Report on Form 10-K for the year ended December 31, 2002, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

                               NARA BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                       (DOLLARS IN THOUSANDS) (UNAUDITED)

                                                                                         DECEMBER 31,
ASSETS                                                                 JUNE 30, 2003        2002        JUNE 30, 2002

Cash and due from banks                                                 $    32,197       $  31,443       $  29,177
Term fed funds sold                                                          30,000          73,300              --
Federal funds sold                                                            2,200              --          21,340
Securities available for sale, at fair value                                143,638         101,623          93,485
Securities held to maturity, at cost (fair value $3,048 at June
30, 2003 and $2,927 at December 31, 2002)                                     2,808           2,779           4,406
FHLB and other equity securities                                              5,938           4,747           2,870
Loans                                                                       810,050         729,815         610,738
Allowance for loan losses                                                   (10,048)         (8,458)         (6,834)
                                                                        -----------       ---------       ---------
Net loans                                                                   800,002         721,357         603,904
                                                                        -----------       ---------       ---------
Accrued interest receivable                                                   4,513           4,195           3,750
Premises and equipment, net                                                   4,938           4,995           5,218
Goodwill and intangible assets, net                                           2,247           2,394           1,284
Other assets                                                                 38,960          32,416          28,265
                                                                        -----------       ---------       ---------
  Total assets                                                          $ 1,067,441       $ 979,249       $ 793,699
                                                                        ===========       =========       =========

LIABILITIES

Deposits                                                                $   862,649       $ 816,918       $ 657,693
Borrowings                                                                   93,500          65,000          38,000
Trust preferred securities                                                   22,298          17,413          17,432
Accrued interest payable                                                      3,406           2,861           2,441
Other liabilities                                                            12,522          11,688          16,475

                                                                        -----------       ---------       ---------
  Total liabilities                                                         994,375       $ 913,880         732,041
                                                                        -----------       ---------       ---------

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, authorized 20,000,000 shares at
June 30, 2003 and at December 31, 2002, shares issued and
outstanding 10,789,052 at June 30, 2003 and 10,690,630 at December
31, 2002                                                                $        11       $      11       $      11
Capital surplus                                                              33,507          32,930          31,157
Retained earnings                                                            35,466          29,903          30,200
Accumulated other comprehensive income                                        4,082           2,525             290

                                                                        -----------       ---------       ---------
  Total stockholders' equity                                                 73,066          65,369          61,658
                                                                        -----------       ---------       ---------

  Total liabilities and stockholders' equity                            $ 1,067,441       $ 979,249       $ 793,699
                                                                        ===========       =========       =========

                               NARA BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (UNAUDITED: DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                       THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------      ----------------------------
INCOME STATEMENT                                                         2003             2002             2003             2002
                                                                      -----------      -----------      -----------      -----------
Interest income:
  Loans                                                               $    12,638      $    10,391      $    24,156      $    19,396
  Securities                                                                1,507            1,460            2,910            2,678
  Federal funds sold                                                           59               83              197              247
  Other investment, including TCD with other financial institution             86               28              135               43
  Interest rate swaps                                                         816               --            1,649               --
                                                                      -----------      -----------      -----------      -----------
    Total interest income                                                  15,106           11,962           29,047           22,364
                                                                      -----------      -----------      -----------      -----------

Interest expenses:
  Deposits                                                                  3,314            2,433            6,610            4,919
  Borrowings                                                                  769              721            1,542            1,199
                                                                      -----------      -----------      -----------      -----------
    Total interest expense                                                  4,083            3,154            8,152            6,118
                                                                      -----------      -----------      -----------      -----------

    Net interest income                                                    11,023            8,808           20,895           16,246
Provision for loan losses                                                   1,100              600            2,400              950
                                                                      -----------      -----------      -----------      -----------
  Net interest income after provision for loan losses                       9,923            8,208           18,495           15,296
                                                                      -----------      -----------      -----------      -----------

Noninterest income:
  Service charge on deposits                                                1,878            1,511            3,602            2,953
  Other charges and fees                                                    1,817            1,717            3,450            3,051
  Gain on sale of loans and securities                                        864              897            2,223            1,826
  Interest rate hedging                                                       280               26              428               26

                                                                      -----------      -----------      -----------      -----------
    Total noninterest income                                                4,839            4,151            9,703            7,856
                                                                      -----------      -----------      -----------      -----------

Noninterest expense:
  Personnel                                                                 5,262            4,153            9,823            8,223
  Occupancy                                                                 1,058            1,041            2,110            2,053
  Furniture and equipment                                                     363              384              739              761
  Advertising and marketing                                                   324              383              659              598
  Communications                                                              149              129              298              299
  Data processing                                                             540              375            1,006              781
  Professional fees                                                           457              490              910              792
  Office supplies and forms                                                    94               86              178              171
  Miscellaneous expense                                                       858              931            1,662            1,594
                                                                      -----------      -----------      -----------      -----------
    Total noninterest expense                                               9,105            7,972           17,385           15,272
                                                                      -----------      -----------      -----------      -----------

Income before income taxes and cumulative effect of a change in
accounting principle                                                        5,657            4,387           10,813            7,880
Income tax provision                                                        2,255            1,545            4,174            2,825
                                                                      -----------      -----------      -----------      -----------

Income before cumulative effect of a change in accounting principle         3,402            2,842            6,639            5,055
Cumulative effect of a change in accounting principle                          --               --               --            4,192
                                                                      -----------      -----------      -----------      -----------
Net income                                                            $     3,402      $     2,842      $     6,639      $     9,247
                                                                      ===========      ===========      ===========      ===========

Earnings Per Share:
Income before cumulative effect of a change in accounting principle
  Basic                                                               $      0.32      $      0.25      $      0.62      $      0.45
  Diluted                                                                    0.30             0.24             0.59             0.43
Cumulative effect of a change in accounting principle
  Basic                                                               $        --      $        --      $        --      $      0.38
  Diluted                                                                      --               --               --             0.36
Income after cumulative effect of a change in accounting principle
  Basic                                                               $      0.32      $      0.25      $      0.62      $      0.83
  Diluted                                                                    0.30             0.24             0.59             0.78

Average Shares Outstanding
  Basic                                                                10,757,277       11,121,118       10,733,404       11,135,438
  Diluted                                                              11,354,919       11,820,404       11,319,776       11,801,896

                               NARA BANCORP, INC.
                                SUPPLEMENTAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                         AT OR FOR THE THREE MONTHS               AT OR FOR THE SIX MONTHS
                                                               ENDED JUNE 30,                          ENDED JUNE 30,
                                                        ---------------------------             ---------------------------
                                                          2003                2002                2003                2002
                                                        -------             -------             -------             -------
Profitability measures:
  ROA*                                                    1.31%               1.51%               1.31%               1.40%
  ROE*                                                   19.26%              18.40%              19.32%              16.51%
  Net interest margin                                     4.57%               4.74%               4.43%               4.94%
  Efficiency ratio                                       57.40%              61.52%              56.82%              63.36%
  Yield on average interest-earning assets                6.27%               6.95%               6.16%               6.80%
  Cost of interest bearing liabilities                    2.30%               2.70%               2.37%               2.76%
  Average cost of deposit during the period               1.56%               1.56%               1.58%               1.62%

* Six months ended June 30, 2002 ratios exclude $4.2 million one time income recognized during the first quarter related to negative goodwill.

                                                      FOR THE THREE MONTHS ENDED                 FOR THE SIX MONTHS ENDED
                                                  JUNE 30, 2003        JUNE 30, 2002        JUNE 30, 2003        JUNE 30, 2002
AVERAGE BALANCES
Net interest earning assets                         $  964,383            $688,157            $  943,254            $658,046
Other Assets                                            75,555              63,316                67,720              61,692
                                                    ----------            --------            ----------            --------
Total assets                                         1,039,938             751,473             1,010,974             719,738
                                                    ----------            --------            ----------            --------
Deposits:
  Noninterest bearing demand deposits               $  244,699            $208,043            $  238,741            $202,210
  Savings and interest bearing demand deposits         231,192             169,658               226,648             168,034
  Time deposits                                        376,409             244,867               369,533             236,618
    Total deposits                                     852,300             622,568               834,922             606,862
Borrowings                                              83,401              35,401                74,102              24,853
Trust preferred                                         18,492              17,429                17,956              13,826
Interest bearing liabilities                           709,494             467,355               688,239             443,331
Other Liabilities                                       15,075              14,128                15,276              12,950
                                                    ----------            --------            ----------            --------
Total liabilities                                   $  969,268            $689,526            $  942,256            $658,491
                                                    ----------            --------            ----------            --------
Equity                                              $   70,670            $ 61,781            $   68,718            $ 61,247

                               NARA BANCORP, INC.
                                SUPPLEMENTAL DATA
          (UNAUDITED: DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

LOAN PORTFOLIO ANALYSIS:                            JUNE 30, 2003    DECEMBER 31, 2002    JUNE 30, 2002
Commercial & Real Estate                              $ 644,607          $ 554,862          $ 478,823
Trade Finance                                            44,861             45,201             37,118
SBA Loans                                                61,641             74,290             43,306
Consumer and Other Loans                                 60,482             56,788             52,447
                                                      ---------          ---------          ---------
  Loans outstanding                                     811,591            731,141          $ 611,694
Unamortized Deferred Loan Fees                           (1,541)            (1,326)              (956)
                                                      ---------          ---------          ---------
  Loans, net of unearned loan fees                    $ 810,050          $ 729,815          $ 610,738
                                                      =========          =========          =========

                                                        FOR THE SIX MONTHS ENDED
ALLOWANCE FOR LOAN LOSSES:                          JUNE 30, 2003      JUNE 30, 2002
Balance at Beginning of Period                        $   8,458          $   6,710
Provision for Loan Losses                                 2,400                950
Recoveries                                                  192                672
Charge Offs                                              (1,002)            (1,498)
                                                      ---------          ---------
Balance at End of Period                              $  10,048          $   6,834
                                                      =========          =========
Loan Loss Allowance/ Gross Loans                           1.24%              1.12%
Loan Loss Allowance/ Non-Performing Loans                   388%               945%
Net charge off /Average gross loans                        0.15%              0.40%

Non-performing assets:                              JUNE 30, 2003    DECEMBER 31, 2002    JUNE 30, 2002
Delinquent Loans on Non-Accrual Status                $   2,592          $   1,064          $     699
Delinquent Loans on Accrual Status                           --                 18                 24
                                                      ---------          ---------          ---------
Total Non-Performing Loans                            $   2,592          $   1,082          $     723
OREO                                                         --                 35                 57
Restructured Loans                                          424              1,067                870
                                                      ---------          ---------          ---------
Total Non-Performing Assets                           $   3,016          $   2,184          $   1,650
                                                      =========          =========          =========
Non-Performing Assets/ Total Assets                        0.28%              0.22%              0.21%
Non-Performing Loans/Gross Loans                           0.32%              0.15%              0.12%

Selected deposit data:                              JUNE 30, 2003    DECEMBER 31, 2002
  Noninterest bearing demand deposits                 $ 263,256          $ 236,923
  Savings and interest bearing demand deposits          235,062            225,150
  Time deposits                                         364,331            354,845
                                                      ---------          ---------
    Total deposit balances                            $ 862,649          $ 816,918
                                                      ---------          ---------

Selected equity data:                               JUNE 30, 2003    DECEMBER 31, 2002
Total stockholders' equity                               73,066             65,369
Tier 1 risk-based capital ratio                           10.02%              9.64%
Total risk-based capital ratio                            11.16%             10.69%
Tier 1 leverage ratio                                      7.91%              8.72%
Book value per share                                  $    6.77          $    6.11